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                                                                   Exhibit 10.10

DATED                   9th April                                           1998
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(1)   SWALLOWFIELD OFFICE SERVICES LIMITED

(2)   AVESTA TECHNOLOGIES INC

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AGREEMENT

relating to Office Suite No(s) 27
Wyvols Court, Swallowfield,
Reading, Berkshire, RG7 1PY

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THIS AGREEMENT dated 9th April 1998 is made between

(1) The Owner:    SWALLOWFIELD OFFICES SERVICES LIMITED of 28 Grosvenor Street,
                  London, W1X 9FE

(2) Occupier:     AVESTA TECHNOLOGIES INC of Two Rector Street, New York, NY
                  10006, USA


1.    DEFINITIONS

      In this Agreement the following expressions shall mean

1.1   "The Inclusive Services" - the services specified in The First Schedule

1.2 "The Chargeable Services" - such of the services specified in The Second Schedule as are from time to time available, and any other services as are from time to time available

2.    LICENSE

      The Owner grants license to the Occupier to use Serviced Office Suite No(s) 27 ("the Premises") on the Ground floor of Wyvols Court, Swallowfield, Nr Reading, Berkshire, RG7 1PY ("the Building") together with the right (in common with the Owner and all others from time to time entitled) to use the common parts of the Building for the purpose only of access to the Premises and to use such toilet washroom and kitchen facilities as the Owner shall from time to time designate for the Occupier's use but subject to the right of the Owner (and all others authorized from time to time by the Owner) to use any service conducting media within the Premises

3.    LICENSE PERIOD

      The period of this license shall commence on 1st April 1998 and shall expire on 30th September 1998

4.    RENT

      The rent payable shall be (pound)2,175.00 plus VAT per calendar month inclusive of business rates and water charges and the Inclusive Services payable monthly in advance on the first day of each month

5.    OCCUPIER'S OBLIGATIONS

      The Occupier agrees with the Owner:

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5.1.  to pay the rent specified in Clause 4 at all times and in the manner set out in Clause 4 without any deduction

5.2 to pay the Owner all costs and expenses (including legal costs and surveyors' fees) which may be incurred by the Owner in connection with the recovery of arrears of rent or other monies payable pursuant to this Agreement

5.3 to keep the Premises and all Owner's fixtures, fittings and equipment in the same state of repair and condition as they are now in as evidenced by the attached Schedule of Condition (fair wear and tear excepted)

5.4 not to damage any of the decorations of the Premises or any of the fixtures, fittings and equipment provided by the Owner for use by the Occupier

5.5 to permit the Owner and those authorised by the Owner to enter the premises for any reasonable purpose, including in connection with the maintenance, repair and alteration of the Building or anything serving or running through the Building, subject to the Owner making good all damage thereby occasioned to the Premises

5.6   not to make any alteration or addition to the Premises

5.7 to comply with all statutory requirements relating to the Premises, including all town and country planning legislation

5.8 not to display any notice or advertisements as to be visible from outside the Premises

5.9.1 not to use the Premises other than as high-class offices in connection with the Occupier's business

5.9.2 not do on the Premises anything which may be a nuisance or annoyance or cause danger, injury or damage to the Owner or its tenants

5.9.3 not to invite the public generally to come to the Premises, and not to use the Premises for a purpose which attracts casual callers

5.10 not to do or omit anything whereby any policy of insurance on the Premises or the Building may become void or voidable or otherwise prejudiced, or whereby the premium may be increased

5.11 to pay VAT (or similar tax which shall replace VAT) on all taxable supplies received by the Occupier pursuant to this Agreement and, if required by the Owner, on the rent payable pursuant to this Agreement

5.12 to comply with such regulations as the Owner may from time to time impose in relation to the use of the Premises, the use of any toilets washrooms and kitchen facilities in the Building, the management of the Building, or the provision of the Chargeable Services


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5.13  to pay the Owner's Charges from time to time for the provision of the
      Chargeable Services monthly in arrears on the first day of each month

5.14  not to use the address of the Premises as the Occupier's registered office

5.15 to pay the Owner a service retainer of(pound)8,700.00 on exchange of this Agreement

5.16 if and whenever the Occupier fails to pay the rent or any other monies due under this Agreement on the due date (whether formally demanded or not), the Occupier shall pay to the Owner interest at 4% above National Westminster Bank base rate from time to time on such rent or other monies in arrears calculated from the due date to the date of payment

5.17 to keep the Owner indemnified from and against all expenses, loss and claims arising from any breach of the Occupier's obligations contained in this Agreement, or from the use of the Premises by the Occupier, or arising from any act, neglect or default of the Occupier

5.18 not, without the previous written consent of the Owner, to install any fixtures fittings or equipment in the Premises

5.19 not during the subsistence of this Agreement or for a period of 6 months after the expiry or sooner determination of the period of this Agreement to employ (directly or indirectly) any person who has been in the employment of the Owner at the Building during the subsistence of this Agreement and if the Occupier breaches the provisions of this clause the Occupier shall pay to the Owner on demand by way of liquidated damages an amount equal to 40% of the gross annual remuneration of such employee

6.    OWNER'S OBLIGATION

      The Occupier paying the rent payable pursuant to this Agreement and performing and observing the obligations on the part of the Occupier contained in this Agreement, the Owner agrees with the Occupier:

6.1   to use reasonable endeavours to provide the Inclusive Services

6.2 to indemnify the Occupier against all business rates and water charges payable in respect of the Premises

6.3 to refund the Service Retainer on the determination of this Agreement less any sums due to the Owner pursuant to the provisions of this Agreement

7.    PROVISOS

7.1 The Owner shall not be liable or responsible for any loss, injuries or damage sustained by the Occupier or any invitee or licensee of the Occupier (either personally or to their property), and the Owner shall not be liable to the occupier for any damage which may be caused by stoppage or defect of any plant or machinery in or service to


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      the Premises or the failure of the Owner, for reasons beyond the Owner's reasonable control, to provide the Services, or for any loss or damage occasioned by any errors or omissions arising from the provision of the Inclusive Services and/or the Chargeable Services

7.2 If the Premises or any part shall at any time be destroyed so as to be unfit for occupation or use, then, save to the extent that the insurance of the Premises shall have been vitiated or payment of the policy monies refused by or in consequence of any act, neglect, omission or default of the Occupier, the rent payable pursuant to this Agreement, or a fair proportion thereof according to the nature and extent of the damage sustained shall, from the date of such damage or destruction, be suspended.and cease to be payable until the Premises shall have been rebuilt or reinstated and made fit for [ text unreadable ] provision shall be determined by an arbitrator in accordance with the Arbitration Acts 1950 to 1979

7.13 On the determination of this Agreement, the Occupier shall vacate the Premises and return to the Owner all keys, security devices and any other property belonging to the Owner

7.4 The Owner shall be entitled to discontinue the provision of the Inclusive Services (including without limitation the Telephone Answering Services) in respect of any period or periods during which the Occupier shall be in breach of any of the provisions of this Agreement

8.    PERSONAL

      This Agreement and the license to occupy the Premises granted to the Occupier are personal to the Occupier, and are not transferable, and the Occupier shall not permit anyone (other than persons employed by the Occupier or having business with the Occupier) to use or have access to the Premises

9.    OCCUPIER'S EFFECTS

9.1 The Occupier irrevocably appoints the Owner to be the Occupier's agent to store or dispose of any effects left by the Occupier on the Premises for more than seven days after the expiry of this Agreement subject to any conditions which the Owner thinks fit and without the Owner being liable to the Occupier save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Owner


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9.2   Any goods or other effects left at the Premises on or after the expiry of this Agreement shall be subject to a lien in favour of the Owner in respect of any liability of the Occupier to the Owner pursuant to or arising out of this Agreement and the Owner shall have power to sell or otherwise dispose of all such goods and effects on whatever terms the Owner shall think fit and to apply the net proceeds of such sale or disposal towards satisfaction of such liability


Signed for and on behalf of /s/ Peter Allport
SWALLOWFIELD OFFICE SERVICES LIMITED


Signed for and on behalf of /s/ Cameron Saifi
AVESTA TECHNOLOGIES INC


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                               THE FIRST SCHEDULE

                        Details of the Inclusive Services

                  o     Receptionist Services

                  o     Telephone Answering Services

                  o     Heating

                  o     Lighting

                  o     Electricity

                  o     Cleaning

                  o     Repair and maintenance of the Building

                  o     Insurance of the Building and Landlord's contents

                  o Subject to availability, courtesy Network access of eight hours monthly at over 150 HQ Centres Worldwide. Within the UK two hours courtesy Network access will - apply excluding your home centre. (Hours may not be carried forward to the following month.)

                               THE SECOND SCHEDULE

                  o     Secretarial Services

                  o     Photocopying

                  o     Use of Boardrooms

                  o     Postal charges plus 15% handling fee

                  o     Telephone charges at BT standard rate

                  o     Facsimile

                  o     Catering Services

                  o     Administration Services


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                                  [Floor Plan]